Richard A. Fisher
Corporate Counsel

June 27, 2008

[List of Purchasers]

Ladies and Gentlemen:

I have acted as counsel to Solomon Technologies, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery by the Company of the Securities Purchase Agreements, dated as of June 27, 2008 and June 30, 2008 (the “Agreement”), by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”). This opinion is given to you pursuant to Section 2.2(a)(ii) of the Agreement. (Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.)

I have participated in the preparation and negotiation of the Agreement and the Exhibits and Schedules thereto, and the other documents referred to therein. I also have examined such certificates of public officials, corporate documents and records and other certificates, opinions, agreements and instruments and have made such other investigations as I have deemed necessary in connection with the opinions hereinafter set forth.

Based on the foregoing and upon such investigation as I have deemed necessary, I give you my opinion as follows:

1.The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals, that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2008. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect on the Company.

Solomon Technologies, Inc.
14 Commerce Drive
Danbury, CT 06810

June 27, 2008

2.Each of the following subsidiaries of the Company (the “Subsidiaries”) is a corporation, duly organized and in good standing under the laws of its state of organization, as noted: Technipower LLC and Deltron LLC.

3.The Company has all requisite power and authority (i) to execute, deliver and perform the Transaction Documents, (ii) to issue, sell and deliver the Securities pursuant to the Transaction Documents, and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

4.All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Preferred Stock pursuant to the Agreement, the issuance and delivery of the Underlying Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

5.After giving effect to the transactions contemplated by the Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: an aggregate of 500,000,000 shares of Common Stock, of which approximately 114,614,980 shares will be issued and outstanding and 8,621,292 shares will be reserved for issuance upon conversion of issued and outstanding options, warrants and other derivative securities (including the Prior Debentures), 2,000,000 shares will be reserved for issuance to employees, officers and directors under the Company’s Amended and Restated Stock Incentive Plan, and 30,000,000 shares will be reserved for issuance upon conversion of the shares of Preferred Stock owned by the Purchasers. All presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations. The Preferred Stock which is being issued on the date hereof pursuant to the Agreement has been duly authorized and validly issued and is fully paid and nonassessable and free of preemptive or similar rights, and has been issued in compliance with applicable securities laws, rules and regulations. The Underlying Shares have been duly and validly authorized and reserved for issuance, and when issued upon the conversion of the Preferred Stock in accordance with the terms therein, will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights. To my knowledge, except for rights described in Schedule 3.1(g) of the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Common Stock are as stated in the Company’s Certificate of Incorporation.

6.To my knowledge, the Company has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934,

June 27, 2008

as amended (the “Exchange Act”). To my knowledge, as of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

7.Based in part upon the representations of the Purchasers contained in the Agreement, the Securities may be issued to the Purchasers without registration under the Securities Act of 1933, as amended.

8.The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Securities pursuant to the Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation applicable to the Company or its Subsidiaries or of the certificate of incorporation or by-laws or other similar organizational documents of the Company or its Subsidiaries, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to me to which the Company of its Subsidiaries is a party or is subject or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company or its Subsidiaries.

9.To my knowledge, except as set forth in the Disclosure Schedules to the Agreement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of the officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees) of the Company or its Subsidiaries, or affecting any of its properties or assets.

10.In connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Securities or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required.

11.The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents will not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

/s/ Richard A. Fisher